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                                                                    EXHIBIT 21.1

                  LIST OF SUBSIDIARIES, MSX INTERNATIONAL, INC.

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

         MSX International (Holdings), Inc.                                                      (Delaware)
         MSX International Services (Holdings), Inc.                                             (Delaware)
                  MSX International Canada Limited                                               (Canada)
         MSX International European Holdings LLC                                                 (Delaware)
                  MSX International Netherlands Holdings CV (1)                                  (Netherlands)
                           MSX International Netherlands BV                                      (Netherlands)
                                    MSX International Polska Spzoo                               (Poland)
                                    MSX International do Brasil                                  (Brazil)
                                    MSX International de Mexico, S.A. de C.V.                    (Mexico)
                                    MSX International Australia Pty Limited                      (Australia)
                                    MSX International Holdings Italia S.r.l.                     (Italy)
                                            Satiz S.r.l.                                         (Italy)
                                            Quandoccorre Interinale S.p.A.                       (Italy)
                                            Quandoccorre S.r.l.                                  (Italy)
                                    MSX International Holdings, Ltd.                             (UK)
                                            MSX International Holdings GmbH                      (Germany)
                                                     MSX International GmbH                      (Germany)
                                                     MSX International TechServices, S.A.        (Spain)
                                            MSX International, Ltd.                              (UK)
                                            Gold Arrow Contract Services Ltd.                    (UK)
                                            Canewdon, Ltd.                                       (UK)
                                            Canewdon Consultants Limited                         (UK)
                                            MSX International SARL                               (France)

         MSX International Business Services, Inc.                                               (Delaware)
                  Creative Technology Services, L.L.C.                                           (Michigan)

         MSX International Engineering Services, Inc.                                            (Delaware)
                  dba Lexstra International, Inc.                                                (Delaware)
                  dba Lexus Temporaries, Inc.                                                    (Delaware)
                  dba Rice Cohen International                                                   (Delaware)
                  Pilot Computer Services, Inc.                                                  (California)
                  MegaTech Engineering, Inc.                                                     (Michigan)
                  MegaTech Academy, a non-profit corporation                                     (Michigan)
                  Chelsea Computer Consultants, Inc.                                             (Delaware)
                  Millennium Computer Systems, Inc.                                              (Michigan)
                  Management Resources International, Inc.                                       (Michigan)
                  Intranational Computer Consultants, Inc.                                       (California)
                  Program Management & Systems, Inc.                                             (Missouri)
                  Tech Central LLC                                                               (Michigan)

         MSX International Technology Services, Inc.                                             (Delaware)

         MSX International Dealer Net Services, Inc.                                             (Delaware)
                  MSX International Dealer Net Services, B.V.                                    (Netherlands)

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(1)  Owned jointly by MSX International (Holdings), Inc., MSX International
     Services (Holdings), Inc., and MSX International European Holdings LLC.